                                                                      EXHIBIT 32

                 MASCO CORPORATION AND CONSOLIDATED SUBSIDIARIES
                  CERTIFICATION PURSUANT TO SECTION 906 OF THE
                               SARBANES-OXLEY ACT

         The certification set forth below is being submitted in connection with the Masco Corporation Annual Report on Form 10-K (the "Report") for the purpose of complying with Rule 13a-14b or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

         Richard A. Manoogian, the Chief Executive Officer, and Timothy Wadhams, the Senior Vice President and Chief Financial Officer, of Masco Corporation, each certifies that, to the best of his knowledge:

         1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Masco Corporation.

                                                /s/ Richard A. Manoogian
                                                --------------------------------
                                                Name: Richard A. Manoogian
                                                Title: Chief Executive Officer

                                                /s/ Timothy Wadhams
                                                --------------------------------
                                                Name: Timothy Wadhams
                                                Title: Senior Vice President and
                                                         Chief Financial Officer

         A signed original of this written statement required by Section 906 has been provided to Masco Corporation and will be retained by Masco Corporation and furnished to the Securities and Exchange Commission or its staff upon request.